UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2007

INFOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 604-0691

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Acquisition of Assets from HIA

On September 30, 2007, InfoLogix, Inc. (NASDAQ: IFLG) (the “Company”), through its wholly-owned subsidiary, InfoLogix Systems Corporation (“InfoLogix Systems”), acquired substantially all of the assets of Healthcare Informatics Associates, Inc. (“HIA”) pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into by and among the Company, InfoLogix Systems, HIA and the stockholders of HIA.  The assets acquired relate to HIA’s business of providing software implementation and consulting services, and include all of HIA’s cash and cash equivalents and certain bank accounts, accounts receivable, the rights to existing relationships with customers, vendors and partners, certain tangible personal property and certain intangible rights and property (collectively, the “Acquired Assets”).  The Asset Purchase Agreement contains customary representations and warranties on behalf of the Company, InfoLogix Systems, HIA and the stockholders of HIA.  The consideration payable for the Acquired Assets was composed of cash, shares of the Company’s common stock, a convertible promissory note and additional contingent consideration under an earn out agreement, in each case as described below.

Cash.  The cash purchase price payable for the Acquired Assets at closing was $5.5 million, of which $900,000 was placed into escrow to fund a portion of certain employee retention payments to be made to HIA’s employees over a three year period after the closing.  The cash purchase price is subject to a post-closing working capital adjustment.  HIA is also entitled to receive an additional cash payment of approximately $1.5 million, which represents HIA’s cash balance at closing in excess of $1.0 million (the “Excess Cash”).  The Excess Cash has been placed into an escrow account, and any working capital adjustment to the purchase price will first be paid from the Excess Cash.  The Excess Cash remaining after the working capital adjustment, if any, will be released to HIA.  InfoLogix Systems also deposited approximately $83,000 into escrow representing certain outstanding customer invoices due to HIA.  If HIA collects amounts due under such invoices within 60 days after the closing and remits those amounts to InfoLogix Systems, an equivalent amount shall be released to HIA from the escrow.

Company Common Stock.  In addition to the cash consideration described above, the purchase price for the Acquired Assets also included 755,478 shares of the Company’s common stock.  The shares of the Company’s common stock issued pursuant to the Asset Purchase Agreement are unregistered and were issued in the names of the stockholders of HIA at the request of HIA.

Promissory Note.  As part of the purchase price paid to HIA under the Asset Purchase Agreement, InfoLogix Systems issued a Promissory Note (the “Note”) to HIA with a principal amount of $3,500,000.  The Note bears interest at a rate of 9% per annum, compounding annually, from the date of the Note until the principal amount is paid in full.  The principal amount of the Note and all accrued interest are payable in full on September 30, 2010.  The outstanding unpaid principal amount of the Note is convertible at the option of HIA into unregistered shares of the Company’s common stock at a conversion price of $5.50 per share.

InfoLogix Systems may also require HIA to convert all or any portion of the outstanding unpaid principal of the Note into the Company’s common stock at a conversion price of $5.50 per share if the closing bid price of the Company’s common stock for at least 45 consecutive trading days equals or exceeds $8.00 per share.  Any accrued but unpaid interest on the Note at the time of any conversion will be paid, at the Company’s option, either in cash or in additional shares of the Company’s common stock at a conversion price of $5.50 per share.

The Note also grants HIA the right to require InfoLogix Systems to redeem a portion of the unpaid and outstanding principal of the Note if the Company engages in an offering of its equity securities, the primary purpose of which is to raise capital.  HIA may also, at its option, declare the Note payable in full upon the occurrence of a Change of Control (as defined in the Note) of InfoLogix Systems.  The Note also contains customary events of default that would allow HIA to accelerate the amounts payable under the Note, including any default on InfoLogix Systems’ senior debt.  The Note is subject to a subordination agreement with Sovereign Bank, InfoLogix Systems’ senior lender.

Earn Out Agreement.  Additionally, in connection with the Asset Purchase Agreement, InfoLogix Systems and HIA entered into an Earn Out Agreement pursuant to which HIA is eligible to earn additional consideration in respect of the two years (each year, an “Earn Out Period”) after the closing of the Asset Purchase Agreement.  HIA can earn up to $2,000,000 in the first Earn Out Period and up to $2,500,000 in the second Earn Out Period upon satisfaction of certain financial milestones described in the Earn Out Agreement.  To the extent HIA exceeds those milestones, it may earn additional consideration equal to 25% of such excess.

Employment Agreement with Gerry Bartley

In connection with the Asset Purchase Agreement, InfoLogix Systems entered into a two-year employment agreement (the “Employment Agreement”) with Gerry Bartley, a 50% stockholder of HIA (the “Employee”).  Under the Employment Agreement, the Employee will be employed as Executive Vice President and Managing Director of InfoLogix Systems’ Healthcare Consulting Group and is entitled to receive an annual base salary of $250,000 plus a $1,200 a month automobile allowance.  In addition, the Employee is entitled to participate in such incentive compensation plans and equity plans that are provided to employees of InfoLogix Systems from time to time.  The Employment Agreement contains customary non-competition, non-solicitation, confidentiality and assignment of inventions provisions.  Mary Ann Bartley, the other 50% stockholder of HIA, also entered into a one-year employment agreement with InfoLogix Systems in connection with the Asset Purchase Agreement.

Fourth Amendment to Sovereign Credit Facility

To fund a portion of the purchase price provided in the Asset Purchase Agreement, InfoLogix Systems, together with Opt Acquisition LLC and Embedded Technologies, LLC (collectively, the “Borrowers”), entered into a Fourth Amendment and Modification to Loan and Security Agreement (the “Fourth Amendment”) with Sovereign Bank whereby the Borrowers and Sovereign Bank executed a $2,000,000 term loan and increased the line of credit facility available under InfoLogix Systems’ existing Loan and Security Agreement with Sovereign Bank by $2,500,000.  The Fourth Amendment also amended certain financial covenants applicable to the Borrowers and increased the amount of cash pledged under the Loan and Security Agreement from $2,000,000 to $4,000,000.  Opt Acquisition LLC and Embedded Technologies, LLC are wholly-owned subsidiaries of the Company.

The foregoing descriptions of the Asset Purchase Agreement, the Note, the Earn Out Agreement, the Employment Agreement and the Fourth Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of these agreements, which are included as exhibits to this current report and are incorporated by reference herein.  On October 2, 2007 the Company issued a press release announcing the transaction described in this Item 1.01, a copy of which is attached to this report as Exhibit 99.1.

Item 2.01                                          Completion of Acquisition or Disposition of Assets.

On September 30, 2007, pursuant to the terms of the Asset Purchase Agreement, InfoLogix Systems completed the purchase of certain assets of HIA.  The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On September 30, 2007, pursuant to the terms of the Asset Purchase Agreement, InfoLogix Systems issued a promissory note to HIA with a principal amount of $3,500,000.  The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02                                          Unregistered Sales of Equity Securities

On September 30, 2007, pursuant to the terms of the Asset Purchase Agreement, the Company issued a total of 755,478 shares of common stock to the stockholders of HIA.  The issuance of the shares of common stock by the Company to the stockholders was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Also on September 30, 2007, InfoLogix Systems issued the Note, which is convertible into 636,363 shares of the Company’s common stock (the “Conversion Shares”) upon the terms described in Item 1.01.  The Conversion Shares, when issued pursuant to the Note, will be issued in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits

(a)-(b) Financial Statements of the business acquired and pro forma financial information will be filed with an amendment to this Form 8-K within 71 days after the date that this initial report on Form 8-K must be filed.

(d)	Exhibits

2.1	Asset Purchase Agreement by and among InfoLogix, Inc., InfoLogix Systems Corporation, Healthcare Informatics Associates, Inc., and the stockholders of HIA dated as of September 30, 2007.*

10.1	Employment Agreement by and between InfoLogix Systems Corporation and Gerry Bartley dated as of September 30, 2007.

10.2	Earn Out Agreement by and between InfoLogix Systems Corporation and Healthcare Informatics Associates, Inc. dated as of September 30, 2007.*

10.3	Promissory Note executed in favor of Healthcare Informatics Associates, Inc. by InfoLogix Systems Corporation dated as of September 30, 2007.*

10.4

Fourth Amendment and Modification to Loan and Security Agreement by and among InfoLogix Systems Corporation, Opt Acquisition LLC, Embedded Technologies, LLC and Sovereign Bank dated as of September 30, 2007.

99.1	Press release dated October 2, 2007.

*                                            Schedules and attachments have been omitted but will be provided to the Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: October 4, 2007	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	Chief Financial Officer

EXHIBIT INDEX

2.1	Asset Purchase Agreement by and among InfoLogix, Inc., InfoLogix Systems Corporation, Healthcare Informatics Associates, Inc., and the stockholders of HIA dated as of September 30, 2007.*

10.1	Employment Agreement by and between InfoLogix Systems Corporation and Gerry Bartley dated as of September 30, 2007.

10.2	Earn Out Agreement by and between InfoLogix Systems Corporation and Healthcare Informatics Associates, Inc. dated as of September 30, 2007.*

10.3	Promissory Note executed in favor of Healthcare Informatics Associates, Inc. by InfoLogix Systems Corporation dated as of September 30, 2007.*

10.4

Fourth Amendment and Modification to Loan and Security Agreement by and among InfoLogix Systems Corporation, Opt Acquisition LLC, Embedded Technologies, LLC and Sovereign Bank dated as of September 30, 2007.

99.1	Press release dated October 2, 2007.

*                                            Schedules and attachments have been omitted but will be provided to the Commission upon request.